SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate  box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement
                                [ ] Confidential, For Use of the Commission Only
                                   (as permitted by 14a-6(e)(2))

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               LANTRONIX,  INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No  fee  required

[ ]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  previously  paid:

     (2)  Form,  schedule  or  registration  statement  no.:

     (3)  Filing  party:

     (4)  Date  filed:

                                 LANTRONIX, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 12, 2002
                             9:00 A.M. PACIFIC TIME

TO THE STOCKHOLDERS OF LANTRONIX, INC.:

     NOTICE  IS  HEREBY  GIVEN  that  the  Annual  Meeting  of  Stockholders  of
Lantronix, Inc., a Delaware corporation (the "Company"), will be held on TUESDAY, NOVEMBER 12, 2002, at 9:00 a.m., Pacific Time, at the corporate headquarters of Lantronix, Inc. at 15353 Barranca Parkway, Irvine, CA 92618, for the following purposes:

     1. To elect one (1) director to serve until the 2005 Annual Meeting of Stockholders;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2003;

     3. To authorize the Board of Directors to approve a reverse stock split in the Common Stock of the Company at a ratio of 1:3 if the Board of Directors determines such action is in the best interest of the Company in order to satisfy requirements for the Company's securities to remain listed on the Nasdaq National Market and to amend the Company's Certificate of Incorporation accordingly; and

     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The foregoing business items are more fully described in the following pages which are made part of this Notice. Stockholders of record at the close of business on Friday, September 27, 2002, may attend and vote at the Annual Meeting. If you will not be attending the meeting, we request you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if he, she or it has already returned a Proxy.

H.K.  Desai
Chairman
Board  of  Directors

Irvine,  California
October  15,  2002

IMPORTANT: REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 LANTRONIX, INC.
                             CORPORATE HEADQUARTERS
                             15353 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA 92618
                                 (949) 453-3990
                              _____________________

             PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                              _____________________

     The enclosed Proxy is solicited on behalf of Lantronix, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 12, 2002, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the corporate office of Lantronix, Inc. at 15353 Barranca Parkway, Irvine, CA 92618.

These proxy solicitation materials, which include the Proxy Statement, Proxy, and Form 10-K, were first mailed on or about October 15, 2002, to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD  DATE

     Stockholders of record at the close of business on September 27, 2002 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of common stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, 54,277,662 Shares of Common Stock, par value of $0.0001 per share, were issued and outstanding and were the only class of voting securities outstanding. This number is different from that reflected in the Company's Annual Report filed on Form 10-K on October 8, 2002 because the Company's transfer agent, Mellon Investor Services, made adjustments subsequent to September 27, 2002 to correct double entries, which reduced the number of issued and outstanding shares as of the Record Date.

REVOCABILITY  OF  PROXIES

     Properly executed and unrevoked proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. Where no instructions are specified, the proxies will be voted in favor of all proposals set forth in the Notice of Meeting.

     Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:


     - filing a written notice of revocation with our Secretary at our principal executive office (15353 Barranca Parkway, Irvine, California 92618).

     - filing with our Secretary at our principal executive office (15353 Barranca Parkway, Irvine, California 92618) a properly executed proxy showing a later date; or

     -    attending  the  meeting  and  voting  in  person  by  ballot.

OUR  VOTING  RECOMMENDATIONS

     The  Board  of  Directors  recommends  that  you  vote:

     - "FOR" the Class II Nominee to serve as a director until the 2005 Annual Meeting of Stockholders;

     - "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2003; and

     - "FOR" authorizing the Board of Directors to approval a reverse stock split in the Common Stock of the Company at a ratio of 1:3 if the Board of Directors determines such action is in the best interest of the Company in order to satisfy requirements for the Company's securities to remain listed on Nasdaq Markets and authorization for the Board of Directors to amend the Company's Certificate of Incorporation in accordance with such action.


VOTING  AND  SOLICITATION

     Each share of Common Stock outstanding on the Record Date of September 27, 2002, will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     Shares of Common Stock represented by properly dated, executed, and returned Proxies will, unless such Proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted:
(i) FOR the election of each of the Company's nominee(s) for director; (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending June 30, 2003, and (iii) FOR a reverse-split in the common stock of the Company at a ratio of 1:3 to satisfy Nasdaq requirements for the Company's securities to be listed on the Nasdaq National Market. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

     We will pay the costs of soliciting Proxies from stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse brokerage firms and other such persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM;  ABSTENTIONS;  BROKER  NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), some stockholder proposals may be eligible for inclusion in our 2003 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, no later than June 14, 2003 or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2003 Proxy Statement.

     Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2003 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, for the 2003 Annual Meeting of Stockholders. Such proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the date of the 2003 Annual Meeting. Note, however, that in the event we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2003 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2003 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2003 Annual Meeting on September 9, 2003, for a 2003 Annual Meeting on November 10, 2003, any such proposal or nomination will be considered untimely if submitted to us after September 19, 2003. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2003 Annual Meeting.

     The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2003 Annual Meeting is August 27, 2003, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

     Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2003 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2003 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

     We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2002 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2002 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2002 Annual Meeting, which is October 25, 2002, or the date which is ten calendar days after the date this Proxy Statement is mailed.

CERTAIN  FINANCIAL  INFORMATION  AND  CERTIFICATIONS

     Please take note that the Company's financial statements and related information as well as the required certifications as promulgated by the newly enacted Sarbanes-Oxley Act are as set forth in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 8, 2002, and are incorporated herein by this reference. A copy of the Annual Report on Form 10-K is enclosed with this Proxy Statement. Please note, the total number of issued and outstanding shares as of September 27, 2002 is updated in this Proxy Statement to 54,277,662. This number is different from that the 54,433,953 shares reflected in the Company's Annual Report filed on Form 10-K because the Company's transfer agent, Mellon Investor Services, made adjustments subsequent to September 27, 2002 to correct double entries, which then reduced by 156,291 the actual number of issued and outstanding shares as of the Record Date.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
NOMINEE

     Our  Board  of  Directors  is  currently  composed of four (4) members. Our
Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class serving staggered three-year terms. The first class consists of two directors, the second class consists of one director and the third class consists of one director. Directors Howard T. Slayen and H.K. Desai are the Class I directors whose terms expire at the 2004 Annual Meeting of Stockholders. Director THOMAS W. BURTON is the Class II director whose term expires at the 2002 Annual Meeting of Stockholders and thus is nominated for reelection (the "Class II Nominee"). Kathryn Braun Lewis is the Class III director whose term expires at the 2003 Annual Meeting. All of the directors, including the Class II Nominee, are incumbent directors. There are no family relationships among any directors or executive officers, including the Nominee.


     The term of each of class of directors expires at the third annual meeting following the date of expiration described above. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified. If elected at the Annual Meeting, the Class II Nominee would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the Class II Nominee. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that the Nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote "FOR" the election of the Nominee.

     The names of the members of our Board of Directors, including the Class II Nominee, their ages as of September 27, 2002, and certain information about them, are set forth below. Mr. Desai, Mr. Burton and Mr. Slayen are currently members of the Audit Committee, Compensation Committee and Nominating Committee.

Name                  Age   Position(s)
--------------------  ----  ----------------------------------

H. K. Desai            56   Chairman of the Board of Directors
Thomas W. Burton (1)   56   Director
Kathryn Braun Lewis    51   Director
Howard T. Slayen       55   Director

(1)  Denotes  Nominee  for  election  at  2002 Annual Meeting of Stockholders

     H. K. Desai was elected Chairman of the Board of Directors on May 29, 2002. He has served as a director on the Board of Directors since October 2000. Mr. Desai is currently the Chief Executive Officer of QLogic Corporation, a company that provides end-to-end connectivity for storage area networks. From 1995 to 1996, Mr. Desai was the President and Chief Technical Officer of QLogic. From 1990 to 2002, Mr. Desai served on the board of Microsemi Corporation, a supplier of analog integrated circuits and power and signal discrete semiconductors.

     Thomas W. Burton has been a member of our Board of Directors since our inception in 1989. Mr. Burton is an attorney and has operated his own law office, Thomas W. Burton, PLC, since June 1999. From January 1994 to June 1999, Mr. Burton served with the law firm of Cummins & White LLP.

     Kathryn Braun Lewis was elected to the Board of Directors in October 2002. She currently serves on the Board of Directors of Artisoft, Inc., a producer of computerized telephony solutions. She is also on the Board of Directors of Share Our Selves and THINK Together, both Orange County charities. Ms. Lewis retired from Western Digital in 1998. During her eighteen-year tenure at Western Digital, she was promoted from various management and executive positions to President and Chief Operating Officer of the Personal Storage Division (PSD) and was responsible for the worldwide operations including research and development, manufacturing, and marketing of the world's second largest supplier of hard drives for personal computers.

     Howard T. Slayen was elected to the Board of Directors in August 2000. From June 2001 to present, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From September 1999 to May 2001, Mr. Slayen was Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications business. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand including his last position as Corporate Finance Partner.

BOARD  MEETINGS  AND  COMMITTEES

     The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended June 30, 2002. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, by unanimous written consent. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each Committee has a written charter approved by the Board of Directors. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year ending June 30, 2002; and (ii) the total number of meetings held by all committees of the Board of Directors during the fiscal year ending June 30, 2002, on which such person served.


NAME OF COMMITTEE                                          NUMBER OF MEETINGS IN THE FISCAL
AND MEMBERS                FUNCTIONS OF THE COMMITTEE         YEAR ENDING JUNE 30, 2002
AUDIT COMMITTEE        *Recommend selection of                                           10
Howard Slayen           independent public accountants
Thomas Burton           to Board of Directors;
H.K. Desai             *Review scope and results of
                        year-end audit with management
                        and independent auditors;
                       *Review Company's accounting
                        principals and system of internal
                        accounting controls

COMPENSATION COMMITTEE *Review and approve salaries,                                      6
Thomas Burton           bonuses, and other benefits
H.K. Desai              payable to the Company's
Howard Slayen           executive officers;
                       *Administer the Company's Stock
                        Option Plans

CORPORATE GOVERNANCE   *Oversee Chief Executive Officer                                  0*
AND NOMINATING          and senior management;
COMMITTEE              *Ensure directors take a
H.K. Desai              proactive, focused approach to
Thomas Burton           their positions;
Howard Slayen          *Set the highest standards of
                        responsibility and ethics.
                       *Consider  nominees  recommended
                        by  shareholders  (1)


     * The Corporate Governance and Nominating Committee was created on August 16, 2002 and therefore was not in existence during fiscal year end June 30, 2002. The charter for the Corporate Governance and Nominating Committee is attached hereto as Appendix A. The Board of Directors adopted the charter prior to electing Kathryn Braun Lewis to the Board, thus the statement in the charter that the Board consists of three members.

     (1) Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information.


DIRECTOR  COMPENSATION

     Our directors receive $12,000 cash compensation annually for their services as directors. A committee chair, instead, receives $14,000 each year. In addition, directors receive $1,000 for each meeting of the Board of Directors they attend in person.

     Members of the Board of Directors who are not employees of the Company, or any parent or subsidiary of the Company ("Non-Employee Directors"), are eligible to participate in the Company's 2000 Stock Plan. Under the 2000 Stock Plan, Non-Employee Directors receive annual, automatic, non-discretionary grants of nonstatutory stock options. Each Non-Employee Director automatically receives an option to purchase 25,000 shares of the Company's common stock on the date he or she first becomes a Non-Employee Director. Thereafter, each Non-Employee
Director automatically receives an option to purchase 25,000 shares of the Company's common stock following each annual meeting of the Company's stockholders, if immediately after such meeting, he or she will continue to serve on the Board and has served on the Board for at least the preceding 6 months. The exercise price for these options is 100% of the fair market value of the Shares on the date of grant. Also, these options have a term of ten years, provided, however, that they will terminate earlier depending on different circumstances. Twelve months after the date of grant, 50% of these options vest. The balance of 50% vest 1/24 per month each month thereafter, until vested in full, provided, however, the optionee continues to serve on the Board on such dates. In addition, all directors are eligible to receive discretionary grants of nonstatutory stock options under the 2000 Stock Plan.

     Except as described above, directors do not receive any other compensation for their services as directors of the Company or as members of committees of the Board of Directors. There are no family relationships between directors and executive officers of the Company.

VOTE  REQUIRED;  RECOMMENDATION  OF  BOARD  OF  DIRECTORS

     The nominee receiving the highest number of affirmative votes shall be elected as a director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                           THE NOMINEE SET FORTH ABOVE

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors appointed Ernst & Young LLP as the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2003. We are submitting our selection of independent auditors for ratification by stockholders at our Annual Meeting.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

REQUIRED  VOTE;  RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     Ratification of the Board's appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast. In the event the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors and the Audit Committee. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time if it is determined that such a change would be in the best interests of Lantronix and its stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                 PROPOSAL THREE

   AUTHORIZATION FOR  REVERSE SPLIT AND APPROVAL FOR AMENDMENT TO CERTIFICATE OF
                                  INCORPORATION

     The Board of Directors requests the approval of the shareholders to amend the Company's Certificate of Incorporation for the purpose of effectuating a reverse stock split of the Company's outstanding common stock (a "Reverse Stock Split") at a ratio of 1 share for every 3 currently issued and outstanding shares of common stock ("1:3"). As of the Record Date, there were 54,277,662 shares of Common Stock issued and outstanding.

     It is advisable to obtain the approval of the stockholders for a Reverse Stock Split in order to attempt to increase the trading price of the Common Stock on the Nasdaq National Market on a per share basis. Over the last several months, the trading price of shares of the Common Stock has declined below
$1.00. According to the requirements of continued listing on the Nasdaq National Market, the failure to maintain the trading price above $1.00 on a consistent basis results in delisting of the Common Stock. More specifically, if the Company's trading price does not exceed $1.00 prior to October 17, 2002, the Company is in jeopardy of delisting. Consequently, the Company is applying to Nasdaq to move to the Nasdaq SmallCap Market, which entitles the Company to an additional ninety (90) day grace period to requalify for listing on the National Market with the potential for an extension on the grace period if certain conditions are met. During this grace period, the Company maintains its Nasdaq trading symbol of "LTRX." One effect of moving to the Nasdaq SmallCap Market is that not all newspaper or financial publications provide listing of the SmallCap Market compared to those that provide the National Market listings. Furthermore, the Company might be characterized with other companies that do not meet the higher National Market listing requirements based on various factors such as asset profile and shareholder base. Listing on the Nasdaq SmallCap Market for the requested grace period is only temporary, and if requalification by means of either increased share price above $1.00 through either market action or a reverse split is not achieved, the Company would be delisted and would thereafter trade its securities on the Over The Counter Bulletin Board. If the Company is delisted, its "LTRX" trading symbol would change.

     The Company's Board of Directors believes delisting could harm the Company's stockholders by reducing the marketability and the liquidity of their shares. If a Reverse Stock Split were implemented, the number of shares of the Common Stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged, but the trading price per share would likely increase.

     By obtaining authorization from the shareholders for a 1:3 Reverse Stock Split, the Company's Board of Directors shall file an amendment to the Company's Certificate of Incorporation in the form attached as Appendix B (the "Amendment") anytime during the grace period during which the Company's shares are trading on Nasdaq SmallCap Market, and in conjunction therewith take all other necessary steps to effect a Reverse Stock Split. Moreover, the Board of Directors reserves the right, even after stockholder approval, to abandon filing of the Amendment if such action is determined not to be in the best interests of the Company and its stockholders based on market conditions, thereby foregoing this proposal. If at a future date the Board of Directors determines a stock split would be prudent, it would again seek stockholder approval at that time.

     A vote in favor of this proposal will be a vote for approval of the 1:3 Reverse Stock Split and authorization for the Board to file the proposed Amendment. The proposal also gives the Board of Directors the discretion to abandon the Reverse Stock Split if the trading price of shares of the common stock satisfy Nasdaq minimum trading price listing requirements prior to filing the Amendment or if market or other conditions or circumstances make implementation of the Reverse Stock Split inadvisable as determined by the Board of Directors. The vote required for approval of the 1:3 Reverse Stock Split proposal is a majority of the outstanding shares of the common stock.

REASONS  FOR  THE  REVERSE  STOCK  SPLIT

     The primary purpose of the Reverse Stock Split is to reduce the outstanding shares of the Common Stock into approximately one third of its current number, so the shares will trade at a significantly higher price per share than their recent trading prices. Pursuant to Nasdaq listing requirements, the minimum bid price of shares of the common stock must be at least $1.00 per share in order to maintain inclusion on the Nasdaq National Market. The Company has received notification from the Nasdaq National Market that it is considering delisting the shares of the Company from the National Market.

     The Company believes that the implementation of a Reverse Stock Split at a 1:3 ratio would enable shares of the Common Stock to trade above the $1.00 minimum price. The Company believes that continued listing of the Common Stock on the Nasdaq National Market is in the best interests of the Company and its stockholders. Inclusion on the Nasdaq National Market generally increases liquidity. Many investors, particularly institutional investors, have policies preventing the purchase of low-priced or non-exchange listed securities. In addition, access to information regarding listed companies and their securities is more readily available than with respect to non-listed companies. Listing on the Nasdaq National Market may also result in lower spreads between the "bid" and "asked" prices quoted by market makers, thus reducing the cost to investors of acquiring shares of Common Stock. Delisting, and consequently trading on the Over The Counter Bulletin Board, typically decreases marketability and liquidity of securities and subjects the securities to a more unpredictable and volatile environment heavily influenced by market makers.

     Obtaining stockholder approval of a Reverse Stock Split at this Annual Meeting of Stockholders would enable the Company to avoid the additional time and expense of holding a special meeting of stockholders (which could then be too late) should the Board of Directors determine that it is in the best interests of the Company's stockholders to implement a Reverse Stock Split during the upcoming grace period while the Company's securities are trading on the Nasdaq SmallCap Market.

IMPLEMENTATION  AND  EFFECTS  OF  THE  REVERSE  STOCK  SPLIT

     If the stockholders approve the Reverse Stock Split proposal and the Board of Directors determines it is necessary or desirable to effectuate a Reverse
Stock  Split,  the  Board  of  Directors  would:

     - Determine the exact date to effect the Reverse Stock Split based on market and other relevant conditions and circumstances and the trading prices of the Common Stock at that time, which in no event would be later than the expiration of the grace period including any extensions; and

     - Direct management to file the Amendment with the Delaware Secretary of State. The Amendment would specify that, on its filing, every three
          (3) shares of the Common Stock outstanding would automatically be combined and converted into one share.

     ELIMINATION OF HOLDERS OF TWO OR FEWER SHARES. We estimate that, following the Reverse Stock Split, the Company would have a slightly smaller number of stockholders because any holder of one or two shares would be cashed out.

     NEGLIGIBLE EFFECT ON PERCENTAGE OFOWNERSHIP. Other that the elimination of holders of one or two shares, and except for the effect of cash payments for fractional shares as described below, the completion of the Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company. By way of example, a stockholder who owns a number of shares that prior to the Reverse Stock Split represented one percent of the outstanding shares of the Company would continue to own one percent of its outstanding shares after the Reverse Stock Split, although thereafter, the number of shares held would be reduced.

     The Reverse Stock Split also will not affect the number of shares of Common Stock that the Board of Directors is authorized to issue by the Certificate of Incorporation of the Company, which will remain unchanged at 200,000,000 shares. Assuming there are still 54,277,662 shares issued and outstanding at the time a Reverse Stock Split were to take place, post-split there would be 18,092,554 shares issued and outstanding, and the Company would be authorized to issue as many as 181,907,446 additional shares. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split.

POTENTIAL  RISKS  OF  THE  REVERSE  STOCK  SPLIT

     If the Board does effect a reverse stock split there can be no assurance that the bid price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers, that the market price of the post-split common stock can be maintained at or above $1.00, or that our common stock will not be delisted from Nasdaq for other reasons. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

CASH  TO  BE  PAID  FOR  FRACTIONAL  SHARES

     If the Reverse Stock Split is implemented, it would result in some stockholders owning a fractional share of Common Stock. For example, with the proposed 1:3 ratio, the shares owned by a stockholder with 100 shares would be converted into 33.33 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of the Common Stock as a consequence of the Reverse Stock Split would, instead, receive from the Company a cash payment in U.S. dollars equal to the value of that fractional share, determined on the basis of the average closing price of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is applicable, for the five trading days immediately preceding the effective date of the Reverse Stock Split.

     If any stockholder owns, in total, fewer than the number of the Company's shares to be converted into one share as a result of the Reverse Stock Split, that stockholder's shares would be converted into a fractional share of stock and, therefore, that stockholder would receive only cash in place of the fractional share as a result of the implementation of the Reverse Stock Split. For example, if the 1:3 Reverse Stock Split is implemented then stockholders with fewer than three shares would receive only cash. See "Exchange of Stock Certificates and Payment for Fractional Shares" below. The interest of such stockholders in the Company would, therefore, be terminated, and such stockholders would have no right to share in the assets or future growth of the Company. Based on the foregoing example, each stockholder that owns three shares or more of the Company Common Stock prior to the Reverse Stock Split would continue to own one or more shares after the Reverse Stock Split and would continue to share in the assets and future growth of the Company as a stockholder.

     The Reverse Stock Split would result in some stockholders owning "odd lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd lot shares may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

APPRAISAL  RIGHTS

     No appraisal rights are available under the Delaware General Corporation Law or under our amended and restated certificate of incorporation or bylaws to any stockholder who dissents form the proposal to approve the Amendment to effect the Reverse Stock Split.

EFFECT  OF  REVERSE  SPLIT  ON  OPTIONS

     The number of shares subject to outstanding options to purchase shares of the Common Stock would also automatically be reduced at the 1:3 ratio. Correspondingly, the per share exercise price of those options will be increased by a factor of three (3) in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, if the 1:3 Reverse Stock Split is implemented and an optionee holds options to purchase 1,500 shares at an exercise price of $1.00 per share, on the effectiveness of the Reverse Stock Split, the number of shares subject to that option would be reduced to 500 shares and the exercise price would be proportionately increased to $3.00 per share.

EXCHANGE  OF  STOCK  CERTIFICATES  AND  PAYMENT  FOR  FRACTIONAL  SHARES

     The combination of, and reduction in, the number of the Company's outstanding shares as a result of the Reverse Stock Split would occur automatically on the date that the Reverse Stock Split amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of the Company's stockholders and without regard to the date that stock certificates representing the shares prior to the Reverse Stock Split are physically surrendered for new stock certificates.


     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of the Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of the Common Stock such stockholder is entitled to receive as a result of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of the Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates would receive new certificates representing the whole number of shares of the Common Stock that he or she holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share.

STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM

     After the Effective Date, each certificate representing shares of the Common Stock outstanding prior to the Effective Date (an "Old Certificate") would, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of the Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of the Common Stock evidenced by such certificate have been converted by the Reverse Stock Split. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

If the number of shares of the Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company would pay to that stockholder, in lieu of issuing fractional shares of stock, cash in an amount equal to the same fraction multiplied by the average closing price of the Company's shares on the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is applicable, for the five days immediately preceding the Effective Date. For example, if the average of the pre-split closing bid prices of shares of the Common Stock for the five-day trading period immediately prior to the Effective Date was $1.00 per share, a stockholder who held 100 pre-split shares would receive, in exchange for his stock certificates evidencing his 100 shares, a stock certificate for 33 whole shares and a check in the amount of $1.00 for his one-third fractional share. The Company does not anticipate that the aggregate payment in respect of fractional shares will represent a significant amount.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES

The following discussion describes certain federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended, final, temporary and proposed regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date of this Proxy Statement. Any of these authorities could be repealed, overruled, or modified at any time and could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

This discussion does not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

Tax Consequences to the Company. The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Tax Consequences to Stockholders Generally. A stockholder who receives only the Common Stock should not recognize any gain or loss as a result of the Reverse Stock Split. A stockholder who receives cash in lieu of a fractional share of the Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss in an amount equal to the difference between the cash received and the stockholder's basis in such fractional share of the Common Stock depending on when the original shares were procured. For this purpose, a stockholder's basis in such fractional share of the Common Stock will be determined as if the stockholder actually received such fractional share.

Except as provided above with respect to fractional shares, the aggregate tax basis of the shares of the Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate tax basis in the shares of the Common Stock held by the stockholder immediately prior to the Reverse Stock Split and generally will be allocated among the shares of the Common Stock held following the Reverse Stock Split on a pro rata basis. Stockholders who have used the specific identification method to identify their basis in shares of the Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares they would receive in exchange therefore.

REQUIRED  VOTE;  RECOMMENDATION  OF  THE  BOARD  OF  DIRECTORS

     Authorization for a 1:3 Reverse Stock Split in the Company's common stock requires the affirmative vote of a majority of the votes cast. Even if the authorization is granted, the Board of Directors will only initiate a reverse-split if it determines such action is necessary in order to satisfy continued Nasdaq listing requirements that are related to share price.

THE  BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  A  VOTE  "FOR" THIS PROPOSAL

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 27, 2002 by:
(i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, (iii) by each of our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address for each person is 15353 Barranca Parkway, Irvine, California 92618. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 27, 2002, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 54,277,662 shares of common stock outstanding as of September 27, 2002.

                             BENEFICIAL OWNER NAME                                BENEFICIAL OWNERSHIP (1)
-----------------------------------------------------------------------------     ------------------------
                                                                                  NUMBER OF    PERCENTAGE
                                                                                  SHARES       OWNERSHIP


HOLDERS OF 5% OR MORE OF LANTRONIX STOCK
Bernhard Bruscha, 40 N. Vista del Sol, Laguna Beach, CA  92651                    20,303,220        37.4%
Bryant R. Riley, 11150 Santa Monica Blvd., Suite 750, Los Angeles, CA  90025       4,496,376         8.3%
Lloyd I. Miller, III, 4650 Gordon Drive, Naples, FL  33940                         3,091,000         5.7%

DIRECTORS AND OFFICERS
Thomas W.  Burton, Director (2)                                                      112,500           *
Howard T. Slayen, Director (3)                                                        52,500           *
H. K. Desai, Director (4)                                                             37,500           *
Kathryn Braun Lewis                                                                        0           *
Marc Nussbaum, Interim Chief Executive Officer .                                           0           *
James Kerrigan, Interim Chief Financial Officer                                       14,000           *
Michael Oswald, General Counsel (5)                                                    4,380           *
Frederick G. Thiel                                                                 1,753,128         3.2%
Steven V. Cotton (6)                                                                 348,040           *
Johannes Rietschel (7)                                                                 -----           *
All executive officers and directors as a group (6 persons) (8)                      220,880           *

__________________
*  Represents  beneficial  ownership  of  less  than  1%  of  the  outstanding  shares  of common stock.

(1) Beneficial ownership is determined in accordance with the Rules of the SEC and generally includes voting and investment power with respect to securities. Beneficial ownership also includes shares subject to options currently exercisable within 60 days of this table.
(2) Shares beneficially owned by Mr. Burton include 12,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 27, 2002.
(3) Shares beneficially owned by Mr. Slayen includes 37,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 27, 2002.
(4) All shares beneficially owned by Mr. Desai are shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 27, 2002.
(5) Shares beneficially owned by Mr. Oswald include 3,207 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 27, 2002.
(6) The shares listed are those in Mr. Cotton's name as recorded with the Company's transfer agent. As Mr. Cotton is no longer with the Company, an exact number cannot be determined as shares may be held in "street name" through brokerage accounts.
(7) No shares are held in Mr. Rietschel's name. Mr. Rietschel is no longer employed by the Company. An exact number cannot be determined as shares may be held in "street name" through brokerage accounts.
(8) Includes an aggregate of 90,707 shares issuable upon exercise of stock options within 60 calendar days of September 27, 2002.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY  COMPENSATION  TABLE

     The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2002. All option grants were made under our 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, or 2000 Stock Plan.

                                                                               LONG-TERM
                                          ANNUAL COMPENSATION                  COMPENSATION
                                         ----------------------------------    ------------------------------
                                                                OTHER ANNUAL    SECURITIES    ALL OTHER
                                   FISCAL                       COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS         (1)         OPTIONS (#)       (2)
--------------------------------   ------  --------  --------  -------------    -----------   --------------
Marc Nussbaum (3)                    2002         0     -----              0             0                 0
Interim Chief Executive Officer      2001     -----     -----          -----         -----             -----
                                     2000     -----     -----          -----         -----             -----

James Kerrigan (4)                   2002  $ 26,923     -----              0             0                 0
Interim Chief Financial Officer      2001     -----     -----          -----         -----             -----
                                     2000     -----     -----          -----         -----             -----

Michael Oswald (5)                   2002  $ 85,481         0              0        42,825   $         1,212
General Counsel and Secretary        2001     -----     -----          -----         -----             -----
                                     2000     -----     -----          -----         -----             -----

Frederick G. Thiel (6)               2002  $252,885  $236,750              0       300,000   $        17,555
former Chief Technology Officer      2001  $211,539  $ 81,250  $       9,600             0   $         5,621
and former Chief Executive Officer   2000  $220,385  $123,250  $      10,800       348,000   $         5,992

Johannes Rietschel (7)               2002  $176,306  $ 20,515              0             0   $         9,481
former Chief Technical Officer       2001  $168,851  $ 41,157  $       9,600             0   $         4,950
                                     2000  $167,235  $ 71,268  $       9,969        66,667   $         3,898

Steven V. Cotton (8)                 2002  $218,933  $161,503              0       250,000   $         6,419
former Chief Operating Officer       2001  $183,403  $ 43,539              0             0   $         2,575
and Chief Financial Officer          2000  $ 99,355  $ 13,855              0       688,000   $         1,787

____________________
(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2) Represents amounts paid by us as a matching contribution to each employee's 401(k) account. For Mr. Thiel, Mr. Rietschel, and Mr. Cotton, this amount includes amounts paid for automobile allowance.
(3) Marc Nussbaum started with the Company on May 30, 2002 and has received no compensation as of the fiscal year end June 30, 2002, though his potential annualized base compensation is projected to be $290,000 with a bonus level to be determined.
(4) James Kerrigan started with the Company on May 6, 2002 and thus compensation is only for a partial year; his base salary annualized is $200,000.
(5) Michael Oswald started with the Company on January 2, 2002 and thus compensation is only for a partial year; his base salary annualized is $175,000.
(6) Bonus amounts include a signing bonus of $206,250 pursuant to Frederick Thiel's employment agreement.
(7) Johannes Rietschel left the Company on March 29, 2002 and thus compensation for the fiscal year ended June 30, 2002 is only for a partial year.
(8) Steven V. Cotton left the Company on May 3, 2002 and thus compensation for the fiscal year ended June 30, 2002 is only for a partial year. In addition, the stock options granted to Mr. Cotton during the last fiscal year were cancelled pursuant to termination of employment. Any vested options not exercised within ninety (90) days were cancelled. Bonus amounts include a signing bonus of $144,722 pursuant to Mr. Cotton's employment agreement.


EXECUTIVE  OFFICERS

     Set forth below is certain information regarding the current executive officers of the Company. Officers are appointed by and serve at the discretion of the Board of Directors.

     Marc H. Nussbaum, forty-six, has served as our Interim President and Chief Executive Officer since June 2002. From April 2000 to March 2002, Mr. Nussbaum served as Senior Vice President and Chief Technical Officer for MTI Technology Corporation, a developer of enterprise storage solutions. From April 1981 to November 1998, Mr. Nussbaum served in various positions at Western Digital Corporation, a manufacturer of PC components, communication controllers, storage controllers and hard drives. Mr. Nussbaum lead business development, strategic planning and product development activities, serving as Western Digital's Senior Vice President, Chief Technical Officer from 1995 to 1998 and Vice President, Storage Technology and Product Development from 1988 through 1995. Mr. Nussbaum holds a BA in physics from the State University of New York, Oswego.

     James W. Kerrigan, sixty-six, has served as our Interim Chief Financial Officer since May 2002. From March 2000 to October 2000, he was Chief Financial Officer of Motiva, a privately-owned company that developed, marketed and sold collaboration software systems. From January 1998 to February 1999, he was Chief Financial Officer of Who?Vision Systems, Inc., an incubator company that developed biometric fingerprint devices and software. From April 1995 to March 1997, he was Chief Financial Officer of Artios, Inc., a privately-owned company that designs, manufactures, and sells prototyping hardware and software to the packaging industry. Previously, Mr. Kerrigan has served as Chief Financial Officer for several other larger, public companies. He holds an engineering degree and a MBA from Northwestern University.

     Michael Oswald, forty-seven, has served as our General Counsel and Secretary since December 2001. From June 2001 through December 2001, he provided legal services for clients as an independent consultant. From
September 1999 to June 2001, he was General Counsel and Chief Administrative Officer of NowDocs, Inc., a privately-held provider of Internet-enabled printing solutions, located in Aliso Viejo, California. From December 1996 to November 1999, he was General Counsel to Acuity Corp. in Austin, Texas, a privately-held provider of Customer Relationship Management software. Mr. Oswald holds a J.D. from Santa Clara University School of Law, and a B.A. from the University of California at Riverside.


EMPLOYMENT  AGREEMENTS

     In August 2002, the Company entered into an agreement with Marc Nussbaum for him to serve as the Interim Chief Executive Officer. Mr. Nussbaum is to receive an annual salary of $290,000, retroactive to his starting date, with no compensation paid before the fiscal year end June 30, 2002. He is also to receive a monthly automobile allowance of $1,000 and is eligible for other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in incentive programs and the Company's 401(k) plan.

     In May 2002, the Company entered into an agreement with James Kerrigan for him to serve as the Interim Chief Financial Officer with an annual salary of $200,000. He is also eligible for other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in incentive programs and the Company's 401(k) plan.

     In January 2002, the Company entered into an employment agreement with Frederick G. Thiel, the former Chief Executive Officer who assumed the role of Chief Technology and Strategy Officer of the Company effective May 30, 2002. This agreement replaced a previous employment agreement of April 1998, which was subsequently amended in April 1999 and April 2001. The agreement provided that Mr. Thiel's employment was at-will and set forth an annual base salary of $325,000, subject to annual review by the Board of Directors, and incentive compensation of up to 50% of his annual base salary. The agreement also provided a signing bonus of $206,250 to be paid January 2002, which was paid, a stock option to purchase 300,000 shares of the Company's common stock, which was later cancelled, a monthly car allowance of $1,000, and other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in other incentive programs such as the Company's 401(k) plan. Mr. Thiel is also subject to confidentiality and Limitations on competition under his employment agreement. Mr. Thiel separated from the Company on

September 1, 2002 whereby the Company agreed to pay Mr. Thiel a monthly severance pay of $12,500 for ten (10) months, a monthly car allowance of $1,000 for ten (10) months, health, life and disability benefits for ten (10) months, and cancel the aforementioned stock options.

     In January 2002, the Company entered into an employment agreement with Steven V. Cotton, who served as Chief Financial Officer and Chief Operating Officer. This replaced a previous employment agreement dated December 1999.
The agreement provided Mr. Cotton's employment was at-will and set forth an annual base salary of $262,500, subject to annual review by the Board of Directors, and incentive compensation of up to 50% of his annual base salary. The agreement also provided a signing bonus of $144,722 to be paid January 2002, which was paid, a stock option to purchase 250,000 shares of the Company's common stock, which was later cancelled, a monthly car allowance of $1,000 that was discontinued pursuant to his termination, and other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in other incentive programs such as the Company's 401(k) plan. Mr. Cotton's employment was terminated in May 2002. Mr. Cotton was compensated under his agreement until terminated and it is the Company's position that it has no further obligation for any further compensation. On September 6, 2002, Mr. Cotton filed a complaint entitled Cotton v. Lantronix, Inc., et al., No. 02CC14308, in the Superior Court of the State of California, County of Orange alleging breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, misrepresentation, and defamation. The complaint seeks unspecified damages, declaratory relief, attorneys' fees and costs. Discovery has not commenced and no trial date has been established.

     In December 2001, the Company entered into an agreement with Michael Oswald for him to serve as General Counsel and Secretary. The agreement provides that Mr. Oswald's employment is at-will and sets forth an annual base salary of $175,000. He is eligible to receive an annual target bonus of up to $43,750. Mr. Oswald also received 10,000 incentive stock options and 20,000 nonstatutory stock options. He is also eligible for other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in incentive programs and the Company's 401(k) plan.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     The following table summarizes stock option grants by the Company during the fiscal year ended June 30, 2002 to each of the executive officers identified in the Summary Compensation Table above. These stock options relate to options to purchase the common stock of the Company.

                                OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                         (INDIVIDUAL GRANTS)

                     NUMBER OF    PERCENT OF TOTAL                         POTENTIAL REALIZABLE VALUE
                     SECURITIES   OPTIONS/SAR'S                            AT ASSUMED ANNUAL RATES OF
                     UNDERLYING   GRANTED TO                               STOCK PRICE APPRECIATION
                     OPTIONS/     EMPLOYEES IN     EXERCISE OR             FOR 10 YEAR OPTION TERM(3)
                     SAR'S        YEAR ENDED JUNE  BASE PRICE     EXPIRATION
NAME                 GRANTED      30, 2002 (1)        (2)         DATE            5%           10%
----------------------  -------    --------------  -----------   ----------  ----------   ----------
Marc Nussbaum                 0            -----         -----        -----       -----        -----
James Kerrigan                0            -----         -----        -----       -----        -----
Michael Oswald           30,000                *   $      6.18     12/31/11  $  116,597   $  295,480
"                        12,825                *   $      2.18      2/20/12  $   17,583   $   44,559
Frederick G. Thiel (4)  300,000                7%  $      5.75    Cancelled       -----        -----
Johannes Rietschel            0            -----         -----        -----       -----        -----
Steven V. Cotton (5)    250,000                6%  $      5.75    Cancelled       -----        -----

____________________
* Represents less than 1% of the total options granted to employees in fiscal year end June 30, 2002.

(1)  Based  on an aggregate of 4,179,668 options granted by us in the year ended June 30, 2002 to our employees,  directors,  officers and  consultants.
(2)  Options were granted at an exercise price equal to the fair market value on the date of grant as determined  pursuant  to  the  closing price of our common stock on the Nasdaq National Market on the trading  day  immediately  preceding  the  date  of  grant.


                                       17

(3)  The  potential  realizable  value  is  calculated  based  on the term of the ten-year option and assumed  rates  of stock appreciation of 5% and 10%, compounded annually.  These assumed rates comply with the rules of the SEC and do not represent our estimate of future stock prices.  Actual gains, if any,  on  stock  option  exercises  will  be dependent on the future performance of our common stock.
(4)  These  stock options granted to Mr. Thiel during the last fiscal year were cancelled pursuant to the  terms  of  his  resignation  as  of  September  2002.
(5)  These stock options granted to Mr. Cotton during the last fiscal year were cancelled pursuant to termination  of  his  employment  as  of  May  2002.  Any vested  options not exercised within ninety
(90) days were cancelled.


AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR AND FISCAL YEAR-END OPTION
VALUES

     None of the Named Executive Officers exercised options during the fiscal year ended June 30, 2002.


EQUITY  COMPENSATION  PLANS

     The following table summarizes our equity compensation plans as of June 30, 2002:

                          NUMBER OF SECURITIES      WEIGHTED-       NUMBER OF SECURITIES
                           TO BE ISSUED UPON    AVERAGE EXERCISE   REMAINING AVAILABLE FOR
                              EXERCISE OF           PRICE OF        FUTURE ISSUANCE UNDER
PLAN                      OUTSTANDING OPTIONS      OUTSTANDING       EQUITY COMPENSATION
                                                     OPTIONS                PLAN
------------------------  --------------------  -----------------  -----------------------
Equity compensation plan
approved by stockholders             5,978,366  $            5.14               17,894,616

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10%
Stockholders") to file with the Securities and Exchange Commission (the "SEC") reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors, and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that through the Record Date its executive officers, directors, and 10% Stockholders have complied with all applicable Section 16(a) filing requirements, except that Marc Nussbaum and James Kerrigan each filed a delinquent Form 3 and a Form 4 was filed late by Anthony Macciola for a transaction occurring in October 2001 and the Company filed a late Form 4 for Howard Slayen for a transaction in February 2002.

RELATED  PARTY  TRANSACTIONS

     One international customer, Transtec AG, a related party due to common ownership by the Company's major stockholder and former Chair of the Board of Directors, Bernhard Bruscha, accounted for approximately 5%, 9% and 7% of the Company's net revenues for the years ended June 30, 2002, 2001 and 2000, respectively. Included in the accompanying consolidated balance sheets are approximately $246,000 and $787,000 due to this related party at June 30, 2002 and 2001, respectively. The Company also has an agreement with the same related international customer for the provision of technical support services to the Company at the rate of $7,500 per month. Included in selling, general and administrative expenses is $90,000 for each of the three years in the period ended June 30, 2002 for these support services.

     Each director, Mr. Desai, Mr. Slayen, and Mr. Burton, received an option to purchase 25,000 shares of the Company's common stock at an exercise price of $6.08 per shares on November 9, 2001 pursuant to the 2001 Annual Meeting of Shareholders as partial compensation for services being rendered in each's capacity as a director as more fully set forth above under "Director Compensation." Each grant is a non-statutory stock option with a one-year cliff vesting for the first fifty percent (50%) of the options under the grant and the remaining fifty percent (50%) vesting monthly over the following twenty-four
(24)  months.

     Howard Slayen, a member of our Board of Directors, and Marc Nussbaum, our Interim Chief Executive Officer, serve as the Company's nominees on the Xanboo Board of Directors.


INDEBTEDNESS

     Frederick G. Thiel, former Chief Technology and Strategy Officer, former President and former Chief Executive Officer, currently has three non-recourse promissory notes with a current aggregate principal amount owed to the Company of $2,908,294. These three notes bear interest rates ranging from 5.19% to 7.50% per annum, compounded annually. The first note, dated March 19, 2001, has a current outstanding balance of $1,373,913. The second note, dated April 16, 2001, has a current outstanding balance of $600,000. The third note, dated June 5, 2001, has a current outstanding balance of $935,381. Each were executed by Mr. Thiel for loans from the Company for Mr. Thiel to pay income tax liabilities incurred by him as a result of various exercises of stock options to purchase our common stock.

     Steven V.Cotton, former Chief Financial Officer and former Chief Operating Officer, currently has four non-recourse promissory notes with a current aggregate principal amount owed to the Company of $996,099. These four notes bear interest rates ranging from 5.06% to 7.50% per annum, compounded annually. The first note, dated March 19, 2001 has a current outstanding balance of $3,391. The second note, also dated March 19, 2001, has a current outstanding balance of $101,160. The third note, dated March 23, 2001, has a current outstanding balance of $19,601. The fourth note, dated June 5, 2001, has a current outstanding balance of $871,947. Each were executed by Mr. Cotton for loans from the Company for Mr. Cotton to pay income tax liabilities incurred by him as a result of various exercises of stock options to purchase our common stock.

     Thomas W. Burton, a director on the Board of Directors and current Chair of the Compensation Committee, currently has two non-recourse promissory notes with a current aggregate principal amount owed to the Company of $122,100. These notes bear interest rates ranging from 5.19% to 5.38% per annum, compounded annually. The first note, dated May 19, 2000, has a current outstanding balance of $28,100. The second note, dated April 16, 2001, has a current outstanding balance of $94,000. Each were executed by Mr. Burton for loans from the Company for Mr. Burton to pay income tax liabilities incurred by him as a result of various exercises of stock options to purchase our common stock.

     Due to the decrease in the trading price of the Company 's common stock, the aggregate value of the collateral related to the non-recourse loans is approximately $1.4 million (based on the quoted market price on September 20, 2002), which is below the amount owed on the notes. The Company reduced the carrying amount of the officer loans by $4.2 million by establishing a reserve for uncertainties relative to collection of the related receivables. Factors considered in determining the level of this reserve include the value of the collateral securing the notes, the ability of the Company to effectively enforce its collection rights and the ability of the former officers to honor their obligations to the Company. No impairment has been recorded as it relates to the note receivable from Mr. Burton.

                          COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers of the Company. The Compensation Committee has furnished the following report on executive compensation for the fiscal year ended June 30, 2002. The Compensation Committee held six (6) meetings during Fiscal Year 2002.

     As part of its duties, the Compensation Committee reviews compensation levels of the executive officers to confirm that compensation is in line with performance and industry practices. The goal of the Committee is to ensure the compensation practices of the Company are sufficient to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interest of stockholders in maximizing stockholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Company intends to annually review its compensation practices by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing the Company in the networking device markets.

     The Company's compensation program for all employees includes both cash and equity-based elements. Because it is directly linked to the interest of our stockholders, equity-based compensation is emphasized in the design of the Company's compensation programs. Consistent with competitive practices, the Company utilizes a cash bonus plan based on achievement of financial performance objectives.

CASH  COMPENSATION

     Salary. The Company sets a base salary range for each executive officer, including the Interim Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Individual salaries for each executive officer are set based on experience, performance and contribution to the Company's results.

     Cash Bonuses. Certain employees and executive officers are eligible to participate in the Company's cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provides cash awards for meeting certain revenue goals, based on a matrix in which 100% of target may be achieved only if the Company's results meet targets. The bonus program consists of two components--corporate financial goals and individual objectives. The relative weighting of these two components is determined by the employee's direct responsibilities and their impact on the Company's results. The corporate financial goals are based on the approved operating plan and any periodic updates thereto. Individual objectives are negotiated and agreed upon between the employee and his or her supervisor.

EQUITY-BASED  COMPENSATION

     Initial or "new-hire" options are granted to executive officers when they first join the Company. In addition, restricted stock may be sold to certain executive officers when they first join the Company. Thereafter, options may be granted and restricted stock may be sold to each executive officer annually and from time to time based on performance. To enhance retention, options granted and restricted stock sold to executive officers are subject to vesting restrictions that generally lapse over four years. The amount of actual options granted depends on the individual's level of responsibility and a review of stock option grants of positions at a broad peer group.

COMPENSATION  OF  THE  CHIEF  EXECUTIVE  OFFICER

     When setting the Chief Executive Officer's compensation, the Committee does so without such person's attendance. The Chief Executive Officer's compensation is determined based on comparable salaries of chief executive officers in comparable technology companies. The Committee uses other industries for comparable measures, which have some of the same manufacturing techniques and challenges.

     In May 2002, the Company hired Marc Nussbaum to serve as the Interim Chief Executive Officer with an annual salary of $290,000 and a monthly automobile allowance of $1,000.

     Prior to May 2002, Frederick G. Thiel served as the President and Chief Executive Officer under an employment agreement entered into as of January 2002. Mr. Thiel's employment agreement provided that he was an at-will employee and set forth an annual base salary of $325,000, subject to annual review by the Board of Directors, and incentive compensation up to 50% of his annual salary. It also provided a signing bonus of $206,250, a stock option to purchase 300,000 shares of the Company's common stock, a monthly car allowance of $1,000, and other benefits offered to other Company employees such as medical, dental, life and disability insurance and participation in other incentive programs such as the Company's 401(k) plan.

POLICY  REGARDING  DEDUCTIBILITY  OF  COMPENSATION

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the chief executive officer and the next four most highly compensated executive officers of a publicly-held company is limited to $1 million per year, unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

     The Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

     Submitted  by:

     Compensation  Committee
     Thomas  Burton, Chair
     H.  K.  Desai
     Howard  Slayen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the preceding section. No interlocking relationships exist between the Company's Board of Directors and the Compensation Committee of any other company, and no such interlocking relationship has existed in the past.

                             AUDIT COMMITTEE REPORT
                            YEAR ENDED JUNE 30, 2002

     The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Code of Business Conduct and Ethics. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     For the fiscal year ended June 30, 2002, the Committee met in person 5 times and met via telephone conference calls an additional 5 times. The members of the Audit Committee took the following actions:

          (i) reviewed and discussed the annual audited financial statements and the quarterly results of operation with management;
          (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;
          (iii) received from the auditors disclosures regarding the auditor's independence required by Independence Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence; and
          (iv) based on the above, recommended to the Board of Directors that the audited financials be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the SEC.

     In addition, following the termination of our Chief Financial Officer on May 3, 2002, the Audit Committee engaged counsel and independent accountants to conduct a special investigation of certain matters. As a result of that investigation, certain prior financial statements of the Company were restated. During the course of the investigation, one or more members of the Audit Committee was in almost daily contact with the investigating team. Also, the chair of the Audit Committee joined counsel and the accountants in an informal meeting with staff of the SEC to present our tentative findings of the investigation and the Company's tentative conclusions regarding the scope of the proposed corrective action to be undertaken by the Company.

     Our Board of Directors has adopted a written charter for the Audit Committee, which was published with last year's proxy statement. For the fiscal year ended June 30, 2002 the Company's Audit Committee has consisted of H. K. Desai, Thomas Burton and Howard Slayen. All three are "independent directors" as that term is defined in the December 21, 1999 NASDAQ bulletin entitled "Changes to NASDAQ Independent Director and Audit Committee Requirements."

     This report of the Audit Committee shall not be deemed incorporated by reference by an general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Submitted  by:
Audit  Committee
Howard  Slayen,  Chair
Thomas  Burton
H.  K.  Desai

                             AUDIT AND RELATED FEES

AUDIT  FEES

     Audit fees billed to us by Ernst & Young LLP for the audit of our annual financial statements for the fiscal year ended June 30, 2002, and the review of our financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended June 30, 2002, totaled approximately $573,469.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     The Company did not engage Ernst & Young LLP for any advice regarding financial information systems design or implementation during the fiscal year ended June 30, 2002 and thus there were no fees incurred.

ALL  OTHER  FEES

     Other audit-related fees for Fiscal Year 2002 were an additional $787,440, which included, among other things, fees for acquisition-related work, registration statements, assistance in responding to SEC inquiries, audits required by statute in certain locations outside the US where the Company has operations, procedures performed in connection with restatement of the Company's historical financial statements, accounting consultations and acquisition required audits. Fees billed to the Company for non-audit-related services that Ernst & Young LLP rendered for Fiscal Year 2002 were $1,256,670, which included fees for tax compliance and tax consulting services, and special investigation services requested by the Board of Directors concerning management and accounting practices. All fees billed to us by Ernst & Young LLP in the aggregate, including audit-related fees, totaled $2,617,579.

     The Audit Committee of the Board of Directors has determined that the provision of the services disclosed under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above by Ernst & Young LLP is compatible with maintaining such accountants' independence.

                          STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return to stockholders on our common stock with the cumulative total return on the NASDAQ Stock Market Index-U.S. ("NASDAQ US Index") and the Research Data Group ("RDG") Technology Composite for the period commencing on August 4, 2000, the date of the initial public offering of the Company's common stock, and ending on June 30, 2002. The following graph assumes the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends.


LANTRONIX  INC

                                                         Cumulative Total Return
                            8/4/00  9/00   12/00  3/01            6/01            9/01   12/01  3/02   6/02
                            ------  -----  -----  -----          ------           -----  -----  -----  -----

LANTRONIX, INC.             100.00  95.00  63.75  50.31          103.00           61.00  63.20  25.90   8.50
NASDAQ STOCK MARKET (U.S.)  100.00  96.68  64.74  48.33           56.96           39.50  51.35  48.66  38.82
RDG TECHNOLOGY COMPOSITE    100.00  94.39  64.29  48.30           53.27           36.08  47.81  45.63  33.03


     The Company previously used a stock price performance graph from the JP Morgan H&Q Technology Index, however, this index was discontinued in March 2002 and therefore ceased to exist. In compliance with SEC disclosure rules, the following chart demonstrates the comparison of the RDG Technology Composite Index with the JP Morgan H&Q Technology Index for the available retroactive period.


LANTRONIX  INC

                                             Cumulative Total Return
                             8/4/00   9/00            12/00           3/01    6/01
                             ------  ------           -----           -----  ------
LANTRONIX, INC.              100.00   95.00           63.75           50.31  103.00
NASDAQ STOCK MARKET (U.S.)   100.00   96.68           64.74           48.33   56.96
JP MORGAN H & Q TECHNOLOGY   100.00  105.32           68.44           47.86   53.35
RDG TECHNOLOGY COMPOSITE     100.00   94.39           64.29           48.30   53.28


                                  OTHER MATTERS

     The  Company  knows  of  no  other  matters  to  be submitted at the Annual
Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                         BY ORDER OF THE BOARD OF DIRECTORS

Irvine,  California
October  15,  2002




                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about the Company at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

     The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the Annual Report on Form 10-K for fiscal year ended June 30, 2002 filed with the SEC and mailed in conjunction with this Proxy Statement. This document contains important information about the Company and its finances.

     You can obtain any documents incorporated by reference in this Proxy Statement from the Company, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to the Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, CA 92618.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED OCTOBER 15, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

             CHARTER - CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OVERVIEW  -  THE  ROLE  OF  THE  BOARD  OF  DIRECTORS:

     It is the paramount duty of the Board of Directors to oversee the CEO and other senior management in the competent and ethical operation of the corporation on a day-to-day basis. To satisfy this duty the directors will take a proactive, focused approach to their position, and set standards to ensure that the corporation is committed to business success through maintenance of the highest standards of responsibility and ethics.

     Directors bring to the corporation a wide range of experience, knowledge and judgment, and bring these skills to bear for the corporation. These varied skills mean that good governance depends on far more than a "check the box" approach to standards or procedures. The governance structure in the company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

     Effective directors maintain an attitude of constructive skepticism and careful review. Our directors know that their job requires them to ask probing questions of management and to take the action necessary to get accurate and honest answers. Our directors also rely on the advice, reports and opinions of management, counsel and our expert advisers. In doing so the board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

     Finally our board prides itself on keeping up to date on best governance practices. We, working together with management and our advisers, look to the knowledge and information of others in the governance debate for additional information on how to manage our affairs. We particularly note the recent efforts by the various exchanges as well as the Securities and Exchange Commission and the Business Roundtable to promote better governance. We intend to continually monitor the way we govern ourselves, including reviewing whether there are alternatives or new ideas which would strengthen our governance structures.

     DIRECTOR  QUALIFICATIONS:

     The board shall have a majority of directors who meet the criteria for independence established by the NASDAQ. The Corporate Governance and Nominating Committee ("CGN Committee") of the board, in accordance with the charter and principles of that committee, will nominate individuals to serve on the board. The CGN Committee is responsible for reviewing with the board, on an annual basis, the appropriate skills and characteristics required of board members as well as the composition of the board as a whole. This assessment will include members' qualification as independent, as well as consideration of diversity, skills, age and experience in such areas as operations, finance, marketing, and sales, as well as the general needs of the board. The board, together with the Chairman of the CGN Committee and the Chairman of the Board, shall extend the actual invitation to join the board.

     The board currently has three members. The board reviews from time to time the appropriateness of its size. The board would consider expanding its size to accommodate outstanding candidates.

     The board, through the CGN Committee, will have the opportunity to review the appropriateness of the continued service of directors who change their position or responsibility that they held when they were elected to the board.

     Each board member must ensure that other existing and anticipated future commitments do not materially interfere with the members' service as director. Directors should advise the CGN Committee of any invitations to join the board of any other public company prior to accepting another directorship.

     The board believes that term limits are on balance not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company. As an alternative to term limits the CGN Committee will review the appropriateness of each board member's continued service every three years.

     DIRECTOR  RESPONSIBILITIES:

     The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the directors should be able to rely on the honesty and integrity of the Company's senior management and expert legal, accounting, financial and other advisors. The directors have the benefit of directors' and officers' insurance, paid by the company, to indemnification to the fullest extent allowed under the Company's charter and Delaware law, and to exculpation as provided by Delaware law and the Company's charter.

     Board members are expected to prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Information and data that are important to the board's understanding of the business to be conducted at a board or committee meeting should generally be distributed in writing to the directors prior to the meeting, so that board meeting time may be conserved and discussion time focused on questions that the board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

     The board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The board believes these issues should be considered as part of the board's broader succession planning process. In the event the Chairman is an employee of the corporation, the non-employee directors shall select a Lead Independent Director. The Lead Independent Director, if one is needed, will be selected by the outside directors and will assume the responsibility of chairing meetings of outside directors and bear such further responsibilities that the outside directors as a whole might designate from time to time. The identity of the Lead Independent Director will be disclosed in the annual proxy statement.

     The Chairman of the Board will establish the agenda for each board meeting and the Secretary will distribute it in advance to the board. At the beginning of each year the Chairman will, to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board will review the Company's long-term strategic plans and the big-picture challenges faced by the Company in executing on these plans during at least one board meeting per year.

     The board's policy is to have a separate meeting time for the outside directors. Such meetings should occur at least annually.

     The board believes that management speaks for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

BOARD  COMMITTEES:

     A Nominating and Governance Committee, Audit Committee and Compensation Committee of the board shall exist at all times. All of the members of these committees will meet the criteria for independence established by the Nasdaq Stock Market. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members will be appointed by the board upon recommendation by the CGN Committee of the board, in accordance with the charter and principles of that committee. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

     Each committee shall have its own charter. The charter will set forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership, procedures for committee member nomination and removal, committee organization and functioning and how the committee will communicate with the board. The charters will provide that each committee will meet to review its performance at least once a year.

     The Chairman of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee's charter, determine the frequency and length of committee meetings and develop the committee's agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full board.
The board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance.
The  board  may, from time to time, form new committees as it deems appropriate.

BOARD  EVALUATION:

     The CGN Committee will oversee the annual board evaluation process in accordance with the charter and principles of that committee. As part of this process directors will conduct a self-evaluation to review the progress and effectiveness of the board and its committees, and will submit its comments to the CGN Committee. The CGN Committee will then report back to the board, and the full board will consider and discuss the committee's report.

MANAGEMENT  SUCCESSION:

     The CGN Committee should conduct an annual review on succession planning, in accordance with the charter and principles of that committee. The committee should report its recommendation to the board. The entire board, along with the committee, will nominate and evaluate potential successors to the CEO. The CEO should make available his or her recommendation for potential successors, together with the reasons for such recommendation and any suggested strategy or development plans for that person.

DIRECTOR  ORIENTATION  AND  CONTINUING  EDUCATION:

     The Company will have an orientation program for new directors, and each new director must participate in the program within two months of the date on which he or she is elected or appointed to the board. The orientation program will include presentations that review the Company's business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs, and its internal and independent auditor. The Orientation should include an introduction to the Company's senior management, visits its corporate headquarters and to the extent practicable its significant facilities.

INCUMBENT  DIRECTORS  MAY  ALSO  BE  INVITED  TO ATTEND THE ORIENTATION PROGRAM.

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 LANTRONIX, INC.

 Lantronix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     (1) The name of the Corporation is Lantronix, Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was May 24, 2000, under the name Lantronix, Inc.

     (2) Pursuant to Section 242(b) of the Delaware General Corporation Law the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has approved, the amendments to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

     (3) Article IV. of the Certificate of Incorporation of the Corporation is amended to insert the following paragraph as the second paragraph of Article
IV.:

     "Effective immediately upon the filing of this Certificate of Amendment with the Delaware Secretary of State, every three (3) outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one (1) share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fair value as determined by the Board of Directors of such fractional share as of the effective date of the foregoing split."


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Incorporation on this [ ]day of[ ], 200[ ].

     LANTRONIX,  INC.


     By:     ____________________
             Marc  Nussbaum
             Interim  Chief  Executive  Officer

     Attest:


     By:     ____________________
             Michael  Oswald
             Secretary

                                                                      APPENDIX C

                                      PROXY

                                 LANTRONIX, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF LANTRONIX, INC.

     The undersigned stockholder of LANTRONIX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 15, 2002, and hereby appoints Marc Nussbaum and Michael Oswald or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. to be held on November 12, 2002 at 9:00 a.m., local time, at the corporate office of Lantronix, Inc. at 15353 Barranca Parkway, Irvine, California 92618, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE AS A DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND APPROVAL FOR THE DISCRETION OF THE BOARD OF DIRECTORS TO APPROVE A 1:3 REVERSE STOCK SPLIT IF IT DETERMINES IT IS IN THE BEST INTEREST OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY]
                                   DETACH HERE

[X]  Please  mark
     your  votes  as
     indicated

1.   ELECTION  OF  A  DIRECTOR

     Nominee:  Thomas  Burton

                        FOR THIS NOMINEE             WITHHELD FROM THIS NOMINEE
                              [ ]                               [ ]

                                                     FOR     AGAINST    ABSTAIN
2.   PROPOSAL  TO  RATIFY  THE  APPOINTMENT          [ ]     [ ]        [ ]
     OF ERNST & YOUNG LLP AS INDEPENDENT
     AUDITORS OF THE COMPANY FOR THE
     FISCAL YEAR ENDING JUNE 30, 2003.

                                                     FOR     AGAINST    ABSTAIN
3.   PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS    [ ]     [ ]        [ ]
     TO APPROVE A 1:3 REVERSE-STOCK SPLIT IF IT
     DETERMINES IT IS IN THE BEST INTEREST OF THE
     COMPANY AND IN ORDER TO MAINTAIN LISTING OF
     THE COMPANY'S SECURITIES ON THE NASDAQ
     NATIONAL  MARKET.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.


Signature: ____________________ Signature: _____________________ Date: _________

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.